EXHIBIT 10(a)


                      CIRCUS CIRCUS ENTERPRISES, INC.

Atwater Casino Group LLC
C/O Richard D. McLellan
Dykema Gossett PLLC
800 Michigan National Tower
Lansing Michigan 48933

RE: Formation of Joint Venture Agreement to Apply for Casino
License in Detroit, Michigan

Ladies and Gentlemen:

This binding letter (the Letter of Intent ) outlines the material terms and conditions pursuant to which Circus Circus Enterprises, Inc., or one of its affiliates ( Circus ) is prepared to enter into a joint venture agreement (the Definitive Agreement ) with Atwater Casino Group LLC ( Atwater Casino ) to apply for a casino license in Detroit, Michigan pursuant to the Michigan Gaming Control and Revenue Act and to own and operate a hotel/casino and related amenities in Detroit, Michigan. Collectively, Circus and Atwater Casino are referred to in this letter of intent as the Joint Venture Members .

The Joint Venture Members acknowledge that they have expended considerable amounts of time and money and have otherwise set aside pursuing other bona fide opportunities to develop a proposal for a casino license and a hotel/casino in Detroit, Michigan in order to devote their full-time and attention to the finalization and execution of this Letter of Intent in reliance upon each Joint Venture Member's agreement to diligently engage in good faith efforts to fulfill the respective commitments set forth in this Letter of Intent.

The interests, rights and obligations of the Joint Venture Members will be evidenced by a Definitive Agreement containing the terms and conditions described in the Executive Summary set forth in Exhibit A attached to this Letter of Intent (the
 Executive Summary ). The Joint Venture Members acknowledge that while this Letter of Intent is not intended to constitute the Definitive Agreement, this Letter of Intent is intended to be a binding commitment by the Joint Venture Members to enter into a Definitive Agreement containing the substantive terms described in the attached Executive Summary (which contains all the material and essential substantive elements of the joint venture), together with such additional provisions as are mutually agreed to by the Joint Venture Members (including provisions of the Atwater Casino Operating Agreement as amended).

The Joint Venture Members acknowledge and agree, however, that the ability of Circus to enter into the Definitive Agreement is conditioned upon, and expressly subject to, obtaining the approval of the Board of Directors of Circus. Similarly, the Definitive Agreement is subject to the approval of the Board of Managers of Atwater Entertainment Associates, L.L.C., and the Manager of Atwater Casino.

The Executive Summary and all information given by any Joint Venture Member to any other Joint Venture Member in connection with this Letter of Intent or the negotiation of the Definitive Agreement shall be confidential material (herein the
 Confidential Information ) and shall not be disclosed except to the extent expressly mutually agreed by the Joint Venture Members and/or as required by applicable law, regulatory authorities or final court order. The Confidential Information shall be used solely for the purpose of advancing the finalization of the Definitive Agreement and consummating the joint venture contemplated by the Definitive Agreement. The Confidential Information shall be disclosed only to the Joint Venture Members and their respective representatives, affiliates and/or agents who need to know such Confidential Information for the purposes of (I) advancing the completion and execution of the Definitive Agreement and/or (ii) consummating the joint venture contemplated by the Definitive Agreement, except to the extent required to be disclosed by applicable law, regulatory authorities or final court order. If the proposed Definitive Agreement is not signed for any reason, each Joint Venture Member will return to the appropriate Joint Venture Member(s) all Confidential Information received therefrom in connection with the proposed joint venture.

This Letter of Intent will expire if it is not accepted, signed and returned by Atwater Casino to Circus prior to 5:00 P.M., Detroit, Michigan local time on May 28, 1997.

Very truly yours,

CIRCUS CIRCUS ENTERPRISES, INC.,
A Nevada corporation

By: Michael S. Ensign

    Vice Chairman of the Board and
Its:Chief Operating Officer

THE UNDERSIGNED HEREBY ACCEPT AND AGREE TO BE BOUND BY THE TERMS
OF THE CIRCUS CIRCUS ENTERPRISES, INC. LETTER OF INTENT SET FORTH
ABOVE.



ATWATER CASINO GROUP, L.L.C.,
A Michigan limited liability company
By: Z.R.X., L.L.C.,
Its: Manager
     By: ZLM Corporation
     Its: Manager
     By:  Thomas Celani
          Thomas Celani, President

Acknowledged and Agreed:
Atwater Entertainment Associates, L.L.C.,
A Michigan limited liability company

By: Herbert J. Strather

Its:Manager




                             EXECUTIVE SUMMARY
                                    OF
                            JOINT VENTURE AMONG
                  CIRCUS CIRCUS AND ATWATER CASINO GROUP

1.Joint Venture Members:

Circus Circus Enterprises, Inc., a Nevada corporation or its subsidiary or affiliate ( Circus ), Atwater Casino Group, L.L.C., a Michigan limited liability company (f/k/a X.R.N., L.L.C.) or its affiliate ( Atwater Casino ),will form Detroit Entertainment, L.L.C., a limited liability company formed in a jurisdiction acceptable to the parties (the Joint Venture ), for the purpose of acquiring, constructing and operating the Project (defined below). The Joint Venture will be owned 45% by Circus and 55% by Atwater Casino, which is owned by ZRX, L.L.C., a Michigan limited liability company ( ZRX ) and Atwater Entertainment Associates, L.L.C., a Michigan limited liability company ( AEA ), as its Members.

2.Project:

The Joint Venture will be formed to assemble property in Detroit,
Michigan on which it will develop, construct and operate a
hotel/casino [                         *
                ] (the  Project ) [




                               *



                ]

3.Project Budget:

The total cost of land acquisition, development (including the cost of the campaign for passage of Proposal E and expenses incurred in the formation of Joint Venture), design, construction, equipping and opening of the Project (including initial bankroll and deposits) is currently estimated and approved not to exceed [
*      ] ( Project Budget ).  [
                   *
           ] Any increase in that Project Budget must be approved by a majority of all the members of the Joint Venture Board.


* This material has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

4.Capital Contributions:

[





























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  ]





* This material has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.



5.Project Financing:

[









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              ]


6.Management of the Company:  Joint Venture Board


(a)The management of the Joint Venture will be vested in a 12-member Board. [




                               *




                ]


* This material has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

(b)Board approval will generally require a majority vote.  [







                           *





                         ]

(c)Any costs incurred in furtherance of the Project approved by a majority of the Board after May 1, 1997 and prior to receipt of a gaming license shall be borne 45% by Circus and 55% by Atwater Casino. Except as provided in the Joint Venture Agreement, no Member is authorized to incur any expenditures on behalf of the Joint Venture without the prior written consent of the Board. Upon licensing, all such costs approved by the Board and borne by the Members shall be included in the Project Budget and shall be reimbursed immediately to the Members. Notwithstanding the general authority granted to the Board but consistent with the policies adopted by the Board, Circus will have the exclusive authority for implementing decisions relating to the operation of the Project, including the layout of the casino, marketing and credit policies, internal control and security procedures and employment decisions.

(d)Notwithstanding the foregoing, the unanimous approval of the Members in the Joint Venture shall be required for the following decisions:

(i)any sale, lease, assignment, transfer, or other conveyance exclusive of financing requirements) of the assets of the Joint Venture or any merger, consolidation, dissolution, divestiture or winding-up of the Joint Venture (except as provided in Section 6(b));

(ii)any amendment or restatement of the Joint Venture Agreement of the Joint Venture;

(iii)any transaction between the Joint Venture and a Member or an affiliate of a Member, except as provided in Section 7(b);


* This material has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.


(iv)any material change in the character of the business and affairs of the Joint Venture;

(v)The commission of any act which would make it impossible for the Joint Venture to carry on its ordinary business and affairs (except as provided in Section 6(b)); or

(vi)The commission of any act that would contravene any provision of the Joint Venture Agreement or applicable limited liability company statute governing the Joint Venture.

7.Management of the Project:

(a)Circus will be responsible for the day to day operations of the Project. The Joint Venture will pay all costs to operate the Project. [





        *

                                                     ]

(b)Circus may appoint, from time to time, certain employees of Circus to devote essentially full time to the day-to-day management of the Project and retain such employees on Circus payroll. In such event, the Joint Venture shall reimburse Circus for the out of pocket compensation (for example, salary, bonus, direct cost of health and retirement benefit plans but excluding stock options and other incentive compensation unless approved by the Board) paid to or on behalf of such employee for performing services to the Joint Venture on a full time basis. However, the Joint Venture shall not reimburse Circus for any time or expense associated with Circus personnel who do not perform full-time services on behalf of the Joint Venture.

[


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                         ]


* This material has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

(d)Other than as set forth above, no Member or its affiliates shall receive any management, consulting, development, or license fees, commissions, or other payments in connection with the acquisition, development or operation of the Project without the approval of a majority of the Board; [
                             *

              ]

8.Gaming License:

Each Member shall be responsible for submitting its own gaming license application and the applications of any party required to submit an application due to its affiliation with a Member. [








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9.Transfer Restrictions:

(a)Generally, no Member may transfer its interest in the Joint Venture without the approval of the majority in interest of the other Members; provided that Circus shall be allowed to transfer its ownership interest to a wholly-owned subsidiary or affiliate without the consent of the other Members or in connection with the sale or transfer of substantially all of the assets of Circus. In addition, Atwater Casino may transfer its interest to an entity that is beneficially-owned by the same persons as the transferring Member.



* This material has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.


(b)Transfer of any ownership interest in the Joint Venture to an unrelated person or entity (that is, to a party not already owning an interest in the Joint Venture member) by any Member shall be subject to (i) regulatory approval and (ii) a right of first refusal running to the other Members to purchase the interest on the same terms and conditions as the proposed third party transfer, which must be accepted or rejected within one hundred and twenty
(120) days. If more than one Member elects to exercise the right of first refusal, then the ownership interest shall be allocated amongst the exercising Members in proportion to their ownership interest in the Joint Venture. [


           *



                                                           ]

(c)In the event a Member declares bankruptcy or makes an assignment for the benefit of creditors, then the remaining Members shall have the right to purchase that ownership interest. If more than one Member elects to exercise its rights, than the ownership interest shall be allocated amongst the exercising Members in proportion to their ownership interest in the Joint Venture. [


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10.Project Cash Flow:

[


         *

          ] Financial statements will be audited annually by a big six certified public accounting firm. [



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*  This material has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.










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                                      ]

11.Representations and Warranties:

Each Member will represent and warrant to the other Members that, as of the date of the signing of the Joint Venture agreement, the party has knowledge of no facts or circumstances that are likely to affect the ability of such Member (or any party having an interest in such Member) or the Joint Venture to receive all gaming and other licenses, permits and approvals necessary or advisable for the construction, completion, operation, ownership and use of the Project as a gaming facility or which would otherwise affect any Member s ability to be found suitable by any applicable authority, except for certain disputes concerning ownership interests in AEA. In the event any representation or warranty made by a Member is untrue or is breached, the defaulting party shall indemnify the other Members for any damages resulting from such breach.







* This material has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.